Exhibit 10.8
QUANEX BUILDING PRODUCTS CORPORATION
RESTORATION PLAN

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TABLE OF CONTENTS
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QUANEX BUILDING PRODUCTS CORPORATION
RESTORATION PLAN
     This agreement by Quanex Building Products Corporation (the “Company”),
W I T N E S S E T H :
     WHEREAS, Quanex Corporation (“Quanex”) previously established the Quanex Corporation Supplemental Salaried Employees’ Pension Plan (the “Prior Plan”) to provide a retirement pay supplement for a select group of management or highly compensated employees so as to retain their loyalty and to offer a further incentive to them to maintain and increase their standard of performance;
     WHEREAS, in connection with the transactions contemplated by the Distribution Agreement dated as of December 19, 2007 among Quanex Corporation, Quanex Building Products Corporation LLC, and Quanex Building Products Corporation (the “Distribution Agreement”), Quanex, Quanex Building Products Corporation LLC (the “LLC”) and the Company desire to spin-off from the Prior Plan a mirror image pension plan for the exclusive benefit of employees previously employed by Quanex in connection with its Building Products businesses and the employees of the corporate office of Quanex who are employed by the LLC or the Company at or after the “Distribution” (as defined in the Distribution Agreement);
     WHEREAS, subsequent to the Distribution, the Company shall assume the sponsorship of the spun-off portion of the Prior Plan
     NOW, THEREFORE, effective as of, and contingent upon, the closing of the Distribution, the LLC and the Company agree that the spun-off portion of the Prior Plan shall be amended and restated as the “Quanex Building Products Corporation Restoration Plan” as set forth as follows:

ARTICLE I
DEFINITIONS AND DESIGNATIONS
     1.01 “Accrued Benefit Ledger” shall mean the ledger maintained by the Committee for each Participant which reflects the amounts credited by the Company under this Plan on behalf of each Participant.
     1.02 “Actuarial Equivalent” shall mean a benefit of equivalent value computed on the basis of the mortality assumptions and interest rate assumptions in effect under the Qualified Plan immediately prior to the Participant’s Separation From Service with the Company.
     1.03 “Affiliate” means all business organizations which are members of a controlled group of corporations (within the meaning of section 414(b) of the Code), or which are trades or businesses (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code), or which are members of an affiliated service group of employers (within the meaning of section 414(m) of the Code), which related group of corporations, businesses or employers includes the Company.
     1.04 “Applicable Covered Employee” means any of the following:
     (a) a Covered Employee of the Company;
     (b) a Covered Employee of an Affiliate; and
     (c) a former employee who was a Covered Employee at the time of termination of employment with the Company or an Affiliate.
     1.05 “Beneficiary” shall mean a person or entity designated by the Participant under the terms of this Plan to receive any amounts distributed under the Plan upon the death of the Participant.
     1.06 “Board of Directors” shall mean the Board of Directors of the Company.
     1.07 “Cash Balance Participant” shall mean a Participant who is a Cash Balance Member in the Qualified Plan.
     1.08 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     1.09 “Committee” shall mean the Committee established under Article VI to administer the Plan.
     1.10 “Company” shall mean Quanex Building Products Corporation.
     1.11 “Covered Employee” means an individual (i) described in section 162(m)(3) of the Code or (ii) subject to the requirements of Section 16(a) of the Securities Act.

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     1.12 “Deferred Retirement Date” shall mean the first day of the month following the month in which a Participant retires pursuant to the provisions of Section 3.02.
     1.13 “Early Retirement Date” shall mean the first day of any month after a Participant’s attainment of age 55 and the completion of five years of Service.
     1.14 “Employee” shall mean a person who is in a select group of management or a highly compensated employee of the Company.
     1.15 “Normal Retirement Date” shall mean the first day of the month coincident or next following a Participant’s 65th birthday.
     1.16 “Participant” shall mean an Employee of the Company designated by the Board of Directors as eligible for participation in the Plan, and who meets the requirements of Article II.
     1.17 “Plan” shall mean the Quanex Building Products Corporation Restoration Plan.
     1.18 “Plan Year” shall mean the 12-month period commencing on November 1 and ending on the following October 31.
     1.19 “Qualified Plan” shall mean the Quanex Building Products Group Salaried and Nonunion Employee Pension Plan (or its predecessor or successor plan) maintained by the Company which is intended to qualify under section 401 of the Code.
     1.20 “Qualified Plan Benefit” shall mean the actuarial equivalent of the Participant’s benefit under the Qualified Plan assuming that the Participant’s entire benefit under the Qualified Plan will be paid in a lump sum cash payment. The amount of a Participant’s Qualified Plan Benefit shall be determined based on the provisions of the Qualified Plan (including provisions relating to interest and mortality assumptions) as in effect on the date his benefits under this Plan are determined.
     1.21 “Restricted Period” means, for any qualified defined benefit plan sponsored by the Company or an Affiliate, any period during which the plan is in at-risk status as described in section 409A of the Code.
     1.22 “Retirement Date” shall mean a Participant’s Normal Retirement Date, Early Retirement Date, or Deferred Retirement Date, as the case may be.
     1.23 “Separates From Service” shall mean a Participant incurs a Separation From Service.
     1.24 “Separation From Service” shall mean a Participant’s complete separation from service with the Company and all of its Affiliates. The determination of whether an Participant Separates From Service will be determined in accordance with section 409A of the Code.
     1.25 “Service” shall have the same meaning as given that term under the Qualified Plan. All Service taken into account under the Qualified Plan will be taken into account under this Plan.

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ARTICLE II
ELIGIBILITY
     The Employees who shall be eligible to participate in the Plan shall be those Employees as the Committee shall determine from time to time. An Employee will become a Participant effective as of the date specified in writing by the Committee.

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ARTICLE III
RETIREMENT BENEFITS
     3.01 Normal Retirement Benefit. If a Participant other than a Cash Balance Participant Separates From Service on or after his Normal Retirement Date, he will be entitled to the lump sum Actuarial Equivalent of a monthly benefit payable to the Participant for life only in an amount equal to:
     (a) the amount of the Participant’s Qualified Plan Benefit that would be payable if the applicable limitation under section 401(a)(17) of the Code for each fiscal year of the Qualified Plan commencing on or after November 1, 1994, was not in effect, less
     (b) the Participant’s Qualified Plan Benefit.
     3.02 Deferred Retirement Benefit. If a Participant other than a Cash Balance Participant Separates From Service after his Normal Retirement Date, he will be entitled to the lump sum Actuarial Equivalent of a monthly benefit payable to the Participant for life only determined in accordance with the provisions of Section 3.01. The benefit will not be actuarially increased to reflect the later benefit payment date or his shorter life expectancy.
     3.03 Early Retirement Benefit. If a Participant other than a Cash Balance Participant Separates From Service on or after his Early Retirement Date but before age 65, he shall be entitled to the lump sum Actuarial Equivalent of a monthly benefit payable to the Participant for life only determined in accordance with the provisions of Section 3.01 as of his Early Retirement Date.
     3.04 Deferred Vested Benefit. If a Participant other than a Cash Balance Participant Separates From Service prior to his Early Retirement Date but has five or more years of Service, he will upon attaining age 55 be entitled to the lump sum Actuarial Equivalent of a monthly benefit payable to the Participant for life, commencing on his Normal Retirement Date, determined in accordance with the provisions of Section 3.01.
     3.05 Cash Balance Participant Benefit. If a Cash Balance Participant Separates From Service, he will be entitled to:
     (a) the amount of the Participant’s Qualified Plan Benefit that would be payable if the applicable limitation under section 401(a)(17) of the Code for each fiscal year of the Qualified Plan commencing on or after November 1, 1994, was not in effect, less
     (b) the Participant’s Qualified Plan Benefit.
     3.06 Time of Payment of Benefit. Upon a Participant’s Normal Retirement, Deferred Retirement, Early Retirement or other Separation From Service, the Participant shall be paid a lump sum cash payment of his Plan benefit as determined under Section 3.01, 3.02, 3.03 or 3.05 on the first business which is at least six (6) months after the date of such Employee’s Separation

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From Service, or as soon as is administratively practicable thereafter. A terminated Participant’s deferred vested benefit as determined under Section 3.04 shall be paid on the 90th day after his attainment of age 55 or as soon as administratively practicable thereafter in a lump sum cash payment but not earlier than the first business which is at least six (6) months after the date of such Employee’s Separation From Service.
     3.07 Special 409A Transition Election. Pursuant to, and in accordance with, the transition guidance issued by the Internal Revenue Service under section 409A of the Code, and as such guidance was modified by I.R.S. Notice 2007-86, the directors and executive officers of the Company who participate in the Plan may elect during 2008, at such time(s) as determined by the management of the Company after consultation with the Compensation Committee of the Company, to change the time and form of payment of the compensation such directors and officers previously elected under the Plan, including amouns deferred and vested on or before January 1, 2005; provided, that any such election may not permit the payment of any such compensation that is payable during 2008 to be deferred to a subsequent year or any such compensation that is otherwise payable during a year subsequent to 2008 to be paid in 2008.

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ARTICLE IV
DEATH BENEFITS
     4.01 Death Prior to Payment of Plan Benefit. If a Participant’s death occurs before his Plan benefit has begun to be paid to him, the following rules shall apply:
     (a) Participants Other Than Cash Balance Participants. The Beneficiary of a Participant other than a Cash Balance Participant shall be entitled to receive a lump sum benefit Actuarially Equivalent to the Plan benefit payable at the time of death, determined in accordance with the provisions of Section 3.01. In calculating the lump sum death benefit under this Section, the benefit shall be reduced in the same manner it is reduced in Section 3.03 or 3.04, whichever is applicable, for payment earlier than Normal Retirement Date. Such lump sum payment shall be made on the 90th day after the death of the Participant or as soon as administratively practicable thereafter.
     (b) Cash Balance Participants. The Beneficiary of a Cash Balance Participant shall be entitled to receive a lump sum benefit of such Participant’s benefit payable at the time of death, determined in accordance with the provisions of Section 3.05. Such lump sum payment shall be made on the 90th day after the death of the Participant or as soon as administratively practicable thereafter.
     4.02 Designation of Beneficiary. In the event of the death of a Participant prior to the distribution of the amount credited on his behalf in the Accrued Benefit Ledger, the distribution otherwise due the Participant shall be made to his or her Beneficiary(ies). The Participant’s Beneficiary(ies) under the Plan shall be the Participant’s beneficiary(ies) designated under the Qualified Plan or, if none, as determined under the terms and provisions of the Qualified Plan.

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ARTICLE V
FORFEITURE FOR CAUSE
     If the Committee finds, after full consideration of the facts presented on behalf of both the Company and a former Participant, that the Participant was discharged by the Company for fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment by the Company which damaged the Company, or for disclosing trade secrets of the Company, the entire amount credited on his behalf in the Accrued Benefit Ledger shall be forfeited. The decision of the Committee as to the cause of a former Participant’s discharge and the damage done to the Company will be final. No decision of the Committee will affect the finality of the discharge of the Participant by the Company in any manner.

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ARTICLE VI
PLAN COMMITTEE
     6.01 Committee. The Plan shall be administered by a Committee which shall have at least three members appointed by the Board of Directors. Any person may resign from the Committee upon 30 days’ prior notice to the Board of Directors. The Board of Directors may remove any member of the Committee at any time.
     6.02 General Rights, Powers and Duties of Plan Committee. The Committee shall be responsible for the management, operation and administration of the Plan. In addition to any powers, rights and duties set forth elsewhere in the Plan, it shall have the following powers and duties:
     (a) to adopt such rules and regulations consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan;
     (b) to enforce the Plan in accordance with its terms and any rules and regulations it establishes;
     (c) to maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;
     (d) to construe and interpret the Plan and to resolve all questions arising under the Plan;
     (e) to direct the Company to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;
     (f) to employ or retain agents, attorneys, actuaries, accounts or other persons, who may also be employed by or represent the Company, and
     (g) to be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable Federal or State law.
     The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for benefits under the Plan.
     6.03 Rules and Decisions. The Committee may adopt such rules and actuarial tables as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished to it by a Participant or beneficiary, the Company, and the legal counsel, actuary and accountant for the Company.

     6.04 Committee Organization and Voting. The Committee shall select from among its members a chairman who shall preside at all of its meetings and shall elect a secretary without regard to whether that person is a member of the Committee. The secretary shall keep all records, documents and data pertaining to the Committee’s supervision and administration of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the vote of a majority of the members present at any meeting shall decide any question brought before the meeting. In addition, the Committee may decide any question by vote, taken without a meeting, of a majority of its members. A member of the Committee who is also a Participant shall not vote or act on any matter relating solely to himself.
     6.05 Committee Discretion. The Committee in exercising any power or authority granted under this Plan or in making any determination under this Plan shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee’s decision shall never be subject to de novo review.
     6.06 Authorization of Benefit Payments. The Committee shall issue directions to the Company concerning all benefits which are to be paid pursuant to the provisions of the Plan. The Company shall furnish the Committee such data and information as it may require. The records of the Company shall be determinative of each Participant’s period of employment, Separation From Service and the reason therefor, leave of absence, reemployment, years of Service, Earnings, and Final Average Earnings. Participants and their beneficiaries shall furnish to the Committee such evidence, data, or information, and execute such documents, as the Committee requests.
     6.07 Application and Forms of Benefits. The Committee may require a Participant to complete and file with the Committee an application for retirement benefits and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant’s current mailing address.
     6.08 Facility of Payment. Whenever, in the Committee’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Company to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Company to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liabilities for the making of such payment under the provisions of the Plan.
     6.09 Claims Procedure. The Committee shall make all determinations as to the right of any person to receive benefits under the Plan. Any denial by the Committee of a claim for benefits under the Plan by a Participant, spouse or retired Participant (collectively referred to herein as “Claimant”) shall be stated in writing by the Committee and delivered or mailed to the Claimant on the 90th day after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the Claimant on the 90th day after receipt of the claim and the claim shall thereafter be paid on the 180th day after the date of receipt of the initial claim. Such notice shall set forth the specific reasons for the denial, specific reference to pertinent provisions of the Plan upon which the denial is based, a description of any additional material or information necessary for the Claimant to perfect his claim with an explanation of why such material or information is necessary, and an explanation of claim review procedures under the Plan written to the best of the Committee’s ability in a manner that may be understood without legal or actuarial counsel. A Claimant whose claim for benefits has been wholly or partially denied by the Committee may, within 90 days following the date of such denial, request a review of such denial in a writing addressed to the Committee. The Claimant shall be entitled to submit such issues or comments, in writing or otherwise, as he shall consider relevant to a determination of his claim, and may include in his request a request for a hearing in person before the Committee. Prior to submitting his request, the Claimant shall be entitled to review such documents as the Committee shall agree are pertinent to his claim. The Claimant may, at all stages of review, be represented by counsel, legal or otherwise, of his choice, provided that the fees and expenses of such counsel shall be borne by the Claimant. All requests for review shall be promptly resolved. The Committee’s decisions with respect to any such review shall be set forth in writing and shall be mailed to the Claimant on the 60th day following receipt by the Committee of the Claimant’s request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Committee’s decision shall be so mailed on the 120th day after receipt of such request.

ARTICLE VII
AMENDMENT AND TERMINATION
     7.01 Amendment. The Plan may be amended in whole or in part by the Company at any time. Notice of any such amendment shall be given in writing to the Committee and to each Participant and each beneficiary of a deceased Participant. No such amendment however shall have the effect of reducing that portion of the benefit the Participant ultimately becomes entitled to below that amount he would have received to the date of the amendment under the formula set out in the Plan prior to the amendment . In addition, no such amendment shall apply to amounts accrued and vested on or before December 31, 2004, unless the amendment instrument explicitly states that the amendment shall apply to such amounts.. An amendment to the Plan shall be made by a written instrument executed by an officer of the Company. The Board of Directors of the Company must authorize the amendment in order for the amendment to be effective.
     7.02 Right to Terminate Plan. The Company intends to maintain the Plan for an indefinite period of time, but necessarily must, and hereby does, reserve the right to terminate the Plan at any time. The Company shall not have any further financial obligations under the Plan from and after such termination of the Plan except those that have accrued up to the date of termination and have not been satisfied. Upon termination of the Plan, any benefits vested under the Plan shall be payable at the time and in the manner provided hereunder; provided, however, that the Board may terminate the Plan within the 30 days preceding or 12 months following a change in control, as defined by section 409A of the Code, or as otherwise permitted under section 409A of the Code, and distribute the Participants’ accrued vested benefits to Participants in the manner and the time as determined by the Committee, in its sole discretion, as permitted by section 409A of the Code. The termination of the Plan shall be accomplished by a resolution of the Board of Directors of the Company and shall be evidenced by a written instrument executed by an officer of the Company.

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ARTICLE VIII
FUNDING
     8.01 Unfunded Arrangement. It is intended that this Plan shall be unfunded for tax purposes and for purposes of Title 1 of the Employee Retirement Income Security Act of 1974, as amended. The Committee will establish a bookkeeping account for each Participant in a special Accrued Benefit Ledger which shall be maintained by the Company.
     8.02 Participants Must Rely Only on General Credit of the Company. It is specifically recognized by both the Company and the Participants that this Plan is only a general corporate commitment and that each Participant must rely upon the general credit of the Company for the fulfillment of its obligations hereunder. Under all circumstances the rights of Participants to any asset held by the Company will be no greater than the rights expressed in this agreement. Nothing contained in this agreement shall constitute a guarantee by the Company that the assets of the Company will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors of the Company; the Participants are only unsecured creditors of the Company with respect to their Plan benefits and the Plan constitutes a mere promise by the Company to make benefit payments in the future. No specific assets of the Company have been or shall be set aside, or shall in any way be transferred to the trust or shall be pledged in any way for the performance of the Company’s obligations under this Plan which would remove such assets from being subject to the general creditors of the Company.
     In addition, no assets shall be set aside or reserved (directly or indirectly) in a trust (or other arrangement as determined by the Internal Revenue Service), or transferred to a trust or other arrangement established to fund the Company’s obligations under the Plan during any Restricted Period for purposes of paying benefits to an Applicable Covered Employee. The rule contained in the preceding sentence does not apply to assets set aside, reserved or transferred before or after a Restricted Period.

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ARTICLE IX
MISCELLANEOUS
     9.01 Limitation of Rights. Nothing in this Plan shall be construed:
     (a) to give any employee of the Company any right to be designated a Participant in the Plan;
     (b) to give a Participant any right with respect to the amounts and interest credited in the Accrued Benefit Ledger on behalf of the Participant, except in accordance with the terms of this Plan;
     (c) to limit in any way the right of the Company to terminate a Participant’s employment with the Company at any time;
     (d) to evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular position or for any particular remuneration; or
     (e) to give a Participant or any other person claiming through him any interest or right under this Plan other than that of an unsecured general creditor of the Company.
     9.02 Distributions to Incompetents or Minors. Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.
     9.03 Nonalienation of Benefits. No right or benefit provided in this Plan shall be transferable by the Participant except, upon his death, to a named Beneficiary as provided in this Plan. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s Beneficiary. Any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan, that right or benefit shall, in the discretion of the Committee, cease. In that event, the Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.
     9.04 Reliance Upon Information. The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the Company, the Company’s legal counsel, the Company’s independent accountants or other advisors in connection with the administration of this Plan shall be deemed to have been taken in good faith.
     9.05 Severability. If any term, provision, covenant or condition of the Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
     9.06 Notice. Any notice or filing required or permitted to be given to the Committee or a Participant shall be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant. Notice will be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.
     9.07 Gender and Number. If the context requires it, words of one gender when used in this Plan will include the other genders, and words used in the singular or plural will include the other.
     9.08 Governing Law. The Plan will be construed, administered and governed in all respects by the laws of the State of Texas.
     9.09 Section 409A. The Plan is intended to be a nonqualified deferred compensation arrangement and is not intended to meet the requirements of section 401(a) of the Code. The Plan is intended to meet the requirements of section 409A of the Code and may be administered in a manner that is intended to meet those requirements and shall be construed and interpreted in accordance with such intent. To the extent that a deferral, accrual, vesting or payment of an amount under the Plan is subject to section 409A of the Code, except as the Committee otherwise determines in writing, the amount will be deferred, accrued, vested or paid in a manner that will meet the requirements of section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the deferral, accrual, vesting or payment shall not be subject to the excise tax applicable under section 409A of the Code. Any provision of the Plan that would cause the deferral, accrual, vesting or payment of an amount under the Plan to fail to satisfy section 409A of the Code shall be amended (in a manner that as closely as practicable achieves the original intent of the Plan) to comply with section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under section 409A of the Code. In the event additional regulations or other guidance is issued under section 409A of the Code or a court of competent jurisdiction provides additional authority concerning the application of section 409A of the Code with respect to the distributions under the Plan, then the provisions of the Plan regarding distributions shall be automatically amended to permit such distributions to be made at the earliest time permitted under such additional regulations, guidance or authority that is practicable and achieves the intent of the Plan prior to its amendment to comply with section 409A of the Code.

     9.10 Amendment and Restatement of the Plan. Except as specifically provided, the amendment and restatement of the Prior Plan effective as of January 1, 2005, and this Plan effective as of the Effective Date shall apply only to amounts deferred and vested on or after January 1, 2005. The provisions of the Prior Plan prior to its amendment and restatement effective as of January 1, 2005 shall apply to any amounts that were earned and vested under the Prior Plan on or before December 31, 2004. The amendment and restatement of the Plan is not intended to be a material modification of the Plan or Prior Plan with respect to amounts deferred and vested on or before December 31, 2004, and, any provision of the Plan that is considered to be a material modification of the Plan or Prior shall be retroactively amended to the extent required to prevent such provision from being considered a material modification of the Plan with respect to such amounts.